UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CRBP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release on November 10, 2020, disclosing financial information and operating metrics for its fiscal quarter ended September 30, 2020 and discussing its business outlook. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

The Company is using the slides attached hereto as Exhibit 99.2 to this Current Report on Form 8-K in connection with management presentations to describe additional data from its RESOLVE-1 Phase 3 study of lenabasum for the treatment of systemic sclerosis.

The information in this Current Report on Form 8-K under Items 2.02 and 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

On November 9, 2020, the Company presented additional data from its RESOLVE-1 Phase 3 study of lenabasum for the treatment of systemic sclerosis, as summarized below:

Modified intent-to-treat population (n = 363):

●	Stable doses of background immunosuppressant therapies were allowed in both lenabasum and placebo arms, reflecting current clinical practice.
●	84% of RESOLVE-1 subjects were on background immunosuppressant therapies.
●	As previously reported, median American College of Rheumatology Combined Response Index for Systemic Sclerosis (ACR CRISS) scores at Week 52 were 0.888 versus 0.887, for lenabasum 20 mg twice daily (n = 120) versus placebo (n = 123).

Placebo group (n = 123):

●	Unprecedented improvement was seen in the placebo group in subjects who were concurrently receiving stable doses of background immunosuppressant therapies, especially subjects in their first two years on these therapies.
●	Subjects treated with background mycophenolate had the greatest improvement over the one-year RESOLVE-1 study.

Post-hoc analyses of lenabasum 20 mg twice daily group compared to placebo group:

●	In subjects receiving established background immunosuppressant therapies (> 2 years duration at baseline), lenabasum treatment (n = 38) versus placebo (n = 26) was associated with reduced decline in forced vital capacity (FVC) at one year, measured in milliliters (-21 mL versus -170 mL, nominal P = 0.048) or percent predicted (-0.4% versus -4.6%, nominal P = 0.039).
●	Data from these subjects were also categorized as follows: FVC % decline (worsening by more than -5%), stable FVC % (values within 5% of baseline value) and improved FVC % (improvement more than 5%). Lenabasum 20 mg twice daily was associated with a lower likelihood of a decline (19% lenabasum versus 50% placebo), greater likelihood to have stable FVC % predicted (64% lenabasum versus 35% placebo), and similar likelihood in improvement (17% lenabasum versus 15% placebo, nominal P = 0.035).
●	In a subset of these subjects with diagnosed interstitial/restrictive lung disease (ILD), lenabasum 20 mg twice daily was associated with numerically reduced decline in FVC at one year (-14 mL versus -121 mL and -0.3% versus -3.5%), lenabasum (n = 32) versus placebo (n = 20). ILD was identified by fibrosis on chest x-ray or computerized tomography of the lungs or baseline FVC < 80% predicted.

Safety findings:

●	Lenabasum was safely administered and well tolerated in this study, with no new safety findings. Dizziness (18.3% lenabasum versus 4.9% placebo) and dry mouth (5.0% lenabasum versus 1.6% placebo) were among adverse events that occurred in ≥ 3% more subjects in the lenabasum 20 mg twice daily group versus the placebo group. No evidence of lenabasum-associated immunosuppression was seen.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report:

Exhibit No.	Description
99.1	Press Release issued by Corbus Pharmaceuticals Holdings, Inc. dated November 10, 2020.
99.2	Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: November 10, 2020	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen
	Title:	Chief Executive Officer